SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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HEARTLAND FINANCIAL USA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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HEARTLAND FINANCIAL USA, INC.

ADDITIONAL INFORMATION REGARDING PROPOSAL 1
AT THE 2014 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 21, 2014
The following information supplements the proxy statement (the “Proxy Statement”) dated April 7, 2014, furnished to shareholders of Heartland in connection with the solicitation of proxies by the Board of Directors for our 2014 Annual Meeting of Stockholders and any adjournment or postponement thereof. This information is in addition to the information required to be provided to our stockholders under the applicable proxy disclosure rules as set forth in the Proxy Statement.

This Supplement should be read in conjunction with our Proxy Statement dated April 7, 2014.

Supplemental Disclosure Concerning Proposal No. 1: Appointment of Class I Director

As described in the Proxy Statement, our Board has nominated three persons, James F. Conlan, Thomas L. Flynn and Kurt M. Saylor, to stand for election at our 2014 Annual Meeting of Stockholders as Class III directors to serve for a term expiring at our annual meeting of stockholders to be held in 2017. The terms of office of two Class I members of our board of directors and three Class II directors will continue after the annual meeting.

Effective upon his acceptance of an offer on May 6, 2014, our Board of Directors expanded the number of Class I directors from two to three persons, and elected R. Michael McCoy as a Class I director to fill the vacancy created. Mr. McCoy, who as a Class I director is not required to stand for election at this year’s annual meeting, will serve as a Class I director until our annual meeting in 2015.

R. Michael McCoy, age 65, has been the President of the McCoy Group, Inc., a full-service commercial truck leasing, rental and contract maintenance company, since 1993. Mr. McCoy also serves on the Board of Directors of Dubuque Bank and Trust Company, Heartland’s largest subsidiary bank, and will serve as a member of our Compensation and Nominating Committee, and our Audit and Corporate Governance Committee. Mr. McCoy brings Heartland not only significant experience in operation of a business headquartered in Dubuque, but significant business contacts in central Iowa and Wisconsin markets from which a significant portion of small business loans we originate are sourced.

Based upon information provided in a directors’ and officers’ questionnaire, and on inquiry, our Board of Directors has concluded that Mr. McCoy is an independent director within the meaning of the Nasdaq listing requirements, including the heightened requirements applicable to members of an audit committee.